EXHIBIT (n)
                  Other Opinions: Independent Auditors' Consent


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-101274 of Ameritas Variable Life Insurance Company Separate Account V on Form N-6 of our reports dated February 14, 2003, on the financial statements of Ameritas Variable Life Insurance Company and the financial statements of the subaccounts of Ameritas Variable Life Insurance Company Separate Account V, appearing in the Statement of Additional Information, included in Post-Effective Amendment No. 1 to Registration Statement No. 333-101274, and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Lincoln, Nebraska
May 15, 2003